Exhibit (e)(1)(k)
FORM OF
SCHEDULE A*
PACIFIC LIFE FUNDS DISTRIBUTION AGREEMENT
PL Portfolio Optimization Conservative
PL Portfolio Optimization Moderate-Conservative
PL Portfolio Optimization Moderate
PL Portfolio Optimization Moderate-Aggressive
PL Portfolio Optimization Aggressive
PL Money Market Fund
PL International Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Value Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Small-Cap Growth Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Large-Cap Value Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
Effective: July 1, 2007

AGREED TO & ACCEPTED BY:

PACIFIC LIFE FUNDS

By:

Name:
Title:

PACIFIC SELECT DISTRIBUTORS, INC.

By:	By:

Name:	Name:

Title:	Title: